EXHIBIT 99.2


                 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


At the Company's annual meeting of stockholders held on September 12, 1997, for which proxies were solicited pursuant to Section 14 under the Securities Exchange Act of 1934, the following matters were voted upon by stockholders:

1.   To fix the number of directors to be elected at ten (10);

2. To elect ten (10) directors to serve for a one-year term and until their successors are duly elected and qualified;

3. To approve an amendment to Article 16 of the Amended Articles of Incorporation;

4. To ratify the selection of Kronick Kalada Berdy & Co. of Kingston, Pennsylvania, Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1997.

All nominees of the Board of Directors were elected. The number of votes cast for or opposed to each of the nominees for election to the Board of Directors were as follow:

NOMINEE                                FOR              AGAINST
__________________________          _________           _______
David L. Baker                      1,761,607              600
William F. Farber, Sr.              1,761,607              600
Judd B. Fitze                       1,738,897           23,310
John P. Kameen                      1,762,207             ----
Erwin T. Kost                       1,755,707            6,500
William B. Lopatofsky               1,762,207             ----
J. Robert McDonnell                 1,762,207             ----
Joseph P. Moore, Jr.                1,761,607              600
Theodore W. Porosky                 1,725,997           36,210
Eric Stephens                       1,762,207             ----



Matter numbers one, three and four were approved by stockholders at the meeting. The votes cast on each of those matters were as follows:

MATTER                 FOR               AGAINST
______              _________            _______
   1                1,765,215             18,402
   3                1,737,027             19,469
   4                1,766,145             17,472